Exhibit 10.1

AMENDMENT NO. 2 TO

NEUROTROPE, INC.

2013 EQUITY INCENTIVE PLAN

This Amendment No. 2 to the 2013 Equity Incentive Plan, as amended (the “Plan”) of Neurotrope, Inc. (the “Company”) is entered into as of this 21st day of November, 2016. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company has adopted the Plan and wishes to amend the Plan for purposes of increasing the number of shares reserved and available for grant and issuance pursuant to the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date set forth below:

Section 3(a) is replaced in its entirety by:

(a)	Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 21,930,300 (twenty-one million, nine hundred thirty thousand, three hundred) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 as of this 21st day of November, 2016.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer